UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

First US Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14549	63-0843362
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                                                                           Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                       ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 31, 2018, pursuant to the terms and conditions of that certain Stock Purchase and Affiliate Merger Agreement, dated April 16, 2018, by and among First US Bancshares, Inc. (the “Company”); First US Bank, the Company’s wholly owned subsidiary (“FUSB”); The Peoples Bank (“TPB”); Tracy E. Thompson and Tyler S. Thompson, in their respective capacities as shareholders of TPB (the “Transaction Shareholders”); and Tracy E. Thompson, as shareholder representative (the “Purchase Agreement”), the Company completed its previously announced acquisition of all of the outstanding shares of capital stock of TPB from the Transaction Shareholders (the “Stock Purchase”). On the same date, the Company merged TPB with and into FUSB, with FUSB as the surviving bank (the “Bank Merger”).

Pursuant to the Purchase Agreement, the Transaction Shareholders received at closing an aggregate payment of $22,990,060 (the “Closing Date Consideration”), with the final consideration to be determined upon completion of a post-closing review of TPB’s closing date balance sheet and other agreed-upon adjustments as set forth in the Purchase Agreement. The Company paid the Closing Date Consideration in the form of (i) a cash payment (approximately 90%) and (ii) unregistered shares of the Company’s common stock (approximately 10%), the number of which was determined based on the average closing price of the Company’s common stock for the twenty trading days ending on the second business day prior to the closing date, as reported on the Nasdaq Capital Market. The share component and a portion of the cash component of the Closing Date Consideration were deposited into an escrow account, to be released in accordance with the terms and conditions of the Purchase Agreement.

This description of the Stock Purchase, the Bank Merger and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 8.01.	Other Events.

On August 31, 2018, the Company issued a press release announcing the completion of the Stock Purchase and the Bank Merger. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1

Stock Purchase and Affiliate Merger Agreement, dated April 16, 2018, by and among First US Bancshares, Inc., First US Bank, The Peoples Bank, Tracy E. Thompson and Tyler S. Thompson, and Tracy E. Thompson as shareholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-14549), filed on April 17, 2018)

99.1	Press Release dated August 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 31, 2018	FIRST US BANCSHARES, Inc.

	By:	/s/ Thomas S. Elley
	Name:	Thomas S. Elley
Chief Financial Officer